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                                                                    EXHIBIT 11.1


 DYNAMEX INC. AND SUBSIDIARIES
 CALCULATION OF NET INCOME PER COMMON SHARE
 (in thousand except per share data)
 (Unaudited)

                                         Three months ended                      Nine months ended
                                             April 30,                               April 30,
                                      ------------------------               ------------------------
                                        1998             1997                 1998               1997
                                      -------          -------               -------            -------
 Net income                           $ 1,342          $ 1,168               $ 3,349             $2,130
                                      =======          =======               =======             ======

 Weighted average common
    shares outstanding                  7,412            6,966                 7,395              6,465

 Common share equivalents related
    to options and warrants               217              109                   195                187
                                      -------          -------               -------             ------

 Common shares and common share
    equivalents                         7,629            7,075                 7,590              6,652
                                      =======          =======               =======             ======

 Common stock price used under
    treasury stock method             $ 11.89          $  7.94               $ 10.31             $ 9.22
                                      =======          =======               =======             ======

 Net income per common share:
    Basic                             $  0.18          $  0.17               $  0.45             $ 0.33
                                      =======          =======               =======             ======

    Diluted                           $  0.18          $  0.17               $  0.44             $ 0.32
                                      =======          =======               =======             ======
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